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                                                                EXHIBIT 4.01



UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           COCA-COLA ENTERPRISES INC.

                            6.70% DEBENTURE DUE 2036


R-1                                                                $200,000,000

REGISTERED                                                    (Principal Amount)

GLOBAL SECURITY                                             CUSIP:  191219 AX 2



     COCA-COLA ENTERPRISES INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on October 15, 2036 (the "Maturity Date") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon, in like coin or currency, at a rate of 6.70% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly made available for payment, semiannually in arrears on April 15 and October 15 (each an "Interest Payment Date") in each year commencing on April 15, 1997, to the registered holder of this Debenture (the "Holder") as of the close of business on the Regular Record Date for such interest payment, which shall be the April 1 and October 1 next preceding such Interest Payment Date, and on the Maturity Date shown above. Interest on this Debenture will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from October 8, 1996, until the principal hereof has been paid or duly made available for payment. If the Maturity Date, the Put Option Exercise Date (as defined below) or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal or interest payable with respect to such Maturity
Date, Put Option Exercise Date or Interest Payment Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, Put Option
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Exercise Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date, Put Option Exercise Date or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment
Date will, subject to certain exceptions provided in the Indenture (as defined below), be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest payment; provided, however, that interest payable on the Maturity Date will be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Persons, and on the notice, as is provided in the Indenture. As used herein, "Business Day" means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

     Payment of the principal of and interest on this Debenture will be made by wire transfer in immediately available funds to an account maintained by DTC for such purpose.

     The Holder of this Debenture will have the right to require the Company to repurchase all or a portion (which portion must be $1,000 or any integral multiple thereof) of this Debenture (the "Put Option") on October 15, 2003 (the "Put Option Exercise Date"). The repurchase price will equal 100% of the aggregate principal amount of this Debenture (or portion thereof, as appropriate) plus accrued interest thereon through the Put Option Exercise Date and will be paid by the Company in immediately available funds, subject to conditions contained herein (such repurchase price being a payment of principal and interest in respect of this Debenture for purposes of the Indenture and this Debenture). The Holder must provide the Company with notice of its intention to exercise the Put Option during the period from and including August 15, 2003 through and including September 15, 2003. Any notice of exercise given by the Holder exercising the Put Option shall be irrevocable and shall state, among other things, (i) the certificate number of the Debenture to be delivered by such Holder for purchase by the Company; (ii) the portion of the principal amount of the Debenture to be purchased, which portion must be $1,000 or an integral multiple thereof; and (iii) that the Debenture (or a portion thereof) is to be purchased by the Company pursuant to the terms of this Debenture. The Company will notify the Trustee and the Paying Agent of each notice of exercise received. Payment of the repurchase price for this Debenture (or portion thereof) for which a notice of exercise has been delivered is conditioned upon delivery or transfer of such Debenture (together with necessary endorsements) to the Paying Agent on the Put Option Exercise Date. Once so delivered or transferred, payment of the repurchase price in respect of such Debenture (or portion thereof) will be made by wire transfer of immediately available





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funds on the Put Option Exercise Date in an amount equal to the repurchase price in respect of the Debenture (or portion thereof) that is subject to the relevant notice of exercise. If the Paying Agent holds immediately available funds sufficient to pay the repurchase price in respect of the Debenture on a day following the Put Option Exercise Date, then immediately thereafter, such Debenture (or portion thereof) will cease to be Outstanding and interest thereon will cease to accrue, whether or not such Debenture is delivered to the Paying Agent, and all other rights of the Holder in respect of the Debenture (or portion thereof), including the Holder's right to require the Company to repurchase such Debenture (or portion thereof), shall terminate and lapse (other than the right to receive the repurchase price in immediately available funds by wire transfer upon delivery of such Debenture). The Company covenants that no later than 11:00 a.m. (New York time) on the Put Option Exercise Date, the Company shall deposit with the Paying Agent immediately available funds in an amount sufficient to pay the aggregate repurchase price of all the Debentures (or portions thereof) that are to be repurchased on the Put Option Exercise Date pursuant to exercise by the Holder of the Put Option. Any Debenture that is to be purchased only in part shall be surrendered to the Paying Agent at the office of the Paying Agent (with any necessary endorsements) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge and at the expense of the Company, a replacement Debenture or Debentures, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

     This Debenture is one of a duly authorized issue of securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of July 30, 1991, as amended and supplemented by the First Supplemental Indenture dated as of January 29, 1992 (collectively, the "Indenture"), between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series of Securities designated as "6.70% Debentures Due 2036", limited in aggregate principal amount to $300,000,000 (the "Debentures"). The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.



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     If an Event of Default, as defined in the Indenture, with respect to the
Debentures shall occur and be continuing, the principal amount hereof may be declared, and upon such declaration shall be due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities of each series under the Indenture affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture or such Securities and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register of the Company upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Debentures of this series having the same terms as this Debenture, of authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, this Debenture is exchangeable for a like aggregate principal amount of Debentures of this series



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having the same terms as this Debenture of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THE INDENTURE AND THE DEBENTURES, INCLUDING THIS DEBENTURE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Debentures.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, formerly known as Chemical Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                            COCA-COLA ENTERPRISES INC.

                                            By:    /s/ Vicki G. Roman
                                                 ------------------------
                                                 Name:  Vicki G. Roman
                                                 Title: Treasurer

Attest:


By:  /s/ E. Liston Bishop III
     --------------------------
     Name: E. Liston Bishop III
     Title: Assistant Secretary

[SEAL]
















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Date: October 8, 1996



TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK
as Trustee,


By:   /s/ Glenn G. McKeever
     -----------------------------
     Name: Glenn G. McKeever
     Title: Senior Trust Officer































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                                ASSIGNMENT FORM


To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

________________________________________________________________________________

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

and irrevocably appoint _______________________________________________________
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Dated:____________________

                                                  ______________________________


                                                  ______________________________


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Debenture in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in the City of New York or by a member broker of the New York, Midwest or Pacific Stock Exchange.